UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

Allakos Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38582	45-4798831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

975 Island Drive, Suite 201
Redwood City, California		94065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 597-5002

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ALLK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Company entered into a master development services agreement, effective March 31, 2022 (the “Samsung Agreement”) with Samsung Biologics Co., Ltd. Pursuant to the Samsung Agreement and certain ancillary agreements, Samsung has agreed to manufacture the antibody AK006 for the Company, among other related services, as directed by the Company from time to time pursuant to ancillary agreements. The Samsung Agreement has an initial term of five years, renewing automatically for successive terms of two years unless either party gives the other party six months’ written notice. Either party may terminate the Samsung Agreement under certain other specified conditions, including a material breach by or insolvency of the other party. The Samsung Agreement includes customary indemnification, intellectual property protection, remedies and confidentiality terms, as well as certain quality requirements.

The foregoing summary of the Samsung Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Samsung Agreement, a copy of which the Company anticipates filing as an exhibit to the Companyʼs Quarterly Report on Form 10-Q for the quarter ending March 31, 2022, after redacting certain portions of the Samsung Agreement for confidentiality purposes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allakos Inc.

Date:	April 5, 2022	By:	/s/ H. Baird Radford, III
H. Baird Radford, III Chief Financial Officer